Exhibit 10.14

Employment Agreement

BETWEEN: AGM Group Holdings Inc. (“AGM”)

AND: Jialin Liu

1.	PREAMBLE

The preamble is an integral part of this contract.

WHEREAS AGM requires the services of Mr. Jialin Liu as an independent director;

WHEREAS Mr. Jialin Liu agrees to serve as AGM’s independent director;

WHEREAS the parties wish to confirm their agreement in writing;

WHEREAS the parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this contract.

THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

2.	TERM

2.1	This contract is for an initial term of 36 months (From March 16, 2017 to March 15, 2020) renewable for an additional period of 36 months. The term should not exceed a total of 72 months.

2.2	In the event of termination, Mr. Jialin Liu should deliver a written resignation with a three months’ notice and remain as an independent director until a new candidate is in place.

3.	CONSIDERATION

3.1	Service Awards

In consideration of the provision of services, AGM agrees to pay Mr. Jialin Liu, as compensation of RMB 60,000 annually, starting when the registration statement on Form F-1 is publicly submitted.

4.	SPECIAL PROVISIONS

4.1	Obligations of AGM

AGM agrees and undertakes to Mr. Jialin Liu as follows:

To bring Mr. Jialin Liu collaboration and will provide information necessary to ensure the full and faithful discharge of services to be rendered;

4.2	Obligation of Mr. Jialin Liu

Mr. Jialin Liu agrees and undertakes to AGM to the following:

The services must be made full time in a professional manner, according to the rules generally accepted by the industry.

4.3	Commitment to confidentiality and nondisclosure

Mr. Jialin Liu recognizes that certain disclosures to be provided by AGM have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this contract. During the term of this contract and for a period of 12 months following the end of it. Mr. Jialin Liu is committed to AGM to:

a)	Keep confidential and not disclose the information;

b)	Take and implement all appropriate measures to protect the confidentiality of the information;

c)	Not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

d)	Not be an independent director of a company in the same or similar industry.

4.4	Representations and warranties of Mr. Jialin Liu

Mr. Jialin Liu represents and warrants to AGM that:

a)	He has the capacity required to undertake under this contract, such capacity was not limited by any commitment to another person;

b)	He has the expertise and experience required to execute and complete the obligations under this contract;

c)	He will make service efficient and professional manner, according to the rules generally accepted by industry.

5.	EFFECTIVE DATE OF CONTRACT

This Agreement shall enter into force on March 16, 2017.

Signature page attached

SIGNATURE

IN THE CITY OF BEIJING,

DATED: March 16, 2017

AGM Group Holdings Inc.
(Seal)

Jialin Liu
/s/ Jialin Liu